November 1, 1995

VIA FAX:  606-928-0450

Addington Resources, Inc.
1500 N. Big Run Road
Ashland, KY  41102

Attention:  Kirby Taylor, President

Dear Sirs:

Re:  Purchase of all of the shares of Addwest Minerals Inc. ("Addwest")

1. We represent 422390 B.C. Ltd. ("423390"), which company acts as a bare trustee for the following persons or their nominees:

     (a)  George Davis
          Barrister and Solicitor
          #1100, Kapilano 100, 100 Park Royal South
          West Vancouver, B.C. Canada V7T 1A2

          Office:   (604) 922-2151
          Home:     (604) 922-1702
          Fax:      (604) 925-0457

          Bank:     Royal Bank of Canada, Private Banking
                    4th Floor, 1050 West Georgia Street
                    Vancouver, B.C.
                    Attention:  Linda Pearson  (604) 665-5277

     (b)  Brian Fraser
          Businessman
          19353-3A Avenue, R.R. #6
          White Rock, B.C. Canada V4P 1M7

          Phone:    (604) 538-4157
          Fax:      (604) 538-2144

          Bank:     Canadian Imperial Bank of Commerce

     (c)  James R. Houston, Jr.
          #1100, Kapilano 100, 100 Park Royal South
          West Vancouver, B.C. Canada V7T 1A2

          Cell:     889-0056
          Home:     (604) 925-4290
          Office:   (604) 689-0544

2. 422390 (and its beneficiaries) is at arms length from Addington Resources, Inc. ("Addington"), Addwest and any officers and/or employees of either.

3. We understand that Addwest is presently indebted to Rothchilds in the approximate amount of US $9,300,000.00 (the "Rothchilds Loan") of which $2 million was paid on 10/31/95 and that this loan is secured against the gold production of Gold Road Mine, a First Charge lien against the assets of Addwest, and the unlimited guarantee of Addington.

4. We understand that Addington wishes Addwest to realize upon Addwest's gold forwarding contracts on or before closing (est. present value US $475,000+), substantially all of this was realized in connection with the $2 million principal payment on 10/31/95, with such proceeds to be used to reduce the principal amount of the Rothchilds Loan.

5. We understand that Addwest also has the following "contractual and direct liabilities" which, if this offer is accepted, will remain the obligation of Addwest after closing:

     (a) Gold Road - Arava contract (including a promissory note of Addington and Addwest due July 10, 1996 in the principal amount of US $350,000 (the "Arava Note") from which obligation Addington is to be released on or before the Closing), Parfet contract;

     (b) Wind Mountain - Scot Properties Texas Inc. contract, Van Fleet-Guilinger contract, University of Texas contract;

     (c)  Golden Zone - Mines Trust contract;

     (d)  Moss- Gintoff contract, Martinez contract, Williams contract;

     (e)  Pokorny - Texaco contract;

     (f)  Denver Office - Kuntz Development Co. contract; and

     (g) Current liabilities, exclusive of (a) to (f) above, of not more than US $1,500,000 (to the extent that current liabilities, exclusive of (a) to (f) exceed US $1.5 million on Dec. 15/95, Addington shall be liable for such excess; to the extent that current liabilities, exclusive of (a) to (f), on Dec. 15/95 are less than US $1.5 million, 422390 shall pay the amount of such deficiency to Addington on Dec. 15/95).

6. We understand that Addwest owns 100% of all of the assets and undertakings as described in an undated Summary of Assets prepared by Addwest, (the "Executive Summary" of which is attached as Schedule "A" and initialed by the parties for identification); and includes, but is not restricted to, all of the assets as set out in Schedule "B" attached hereto (initialed by the parties for identification) and including the Briggs Property Royalty.

7. Provided that our understandings as set out above are correct, 422390 is prepared to purchase 100% of the issued and outstanding shares of Addwest from Addington without representation and warranty other than as to title to the shares, on the following terms and conditions:

     (a)  Price                                     US $3,600,000

     (b)  Payable

          (i)  Cash on acceptance of this
               offer (the "Deposit")   US $   600,000

          (ii) On Dec. 15/95 either:        3,000,000

               A.  by release by Rothchilds
                   of the guarantee provided
                   by Addington for Addwest's
                   loan from Rothchilds, or

               B.  cash in the amount of US
                   $3,000,0000 to be applied
                   to purchase or repay the
                   Rothchilds Loan

          (iii)at closing, cash to the extent,
               if any, that the current
               liabilities of Addwest are less
               than US $1.5 million
                                        _________________________

                                        US $3,600,000US $3,600,000
                                        _________________________


     (c)  Closing (the "Closing Date").
          Time is of the essence for the
          closing of this transaction.               Dec. 15/95

     (d)  Date of adjustments ("Adjustment
          Date") and possession of the assets
          of Addwest.

          (i)  as to gold produced and poured
               into ingots on or before Dec.
               15/95 (and all receivables
               relating thereto.)                    Dec. 15/95

          (ii) as to all current and contractual
               liabilities other than those as
               set out in paragraph 5                Dec. 15/95

          (iii)as to assets, claims, NSR and
               royalty payments, etc., including
               obligations with respect to
               severance or the Warn Act on or
               after Dec. 15/95 (other than
               severance due Doug Christopher,
               Al Founie, and Charles Dalrymple).

     (e)  Subject to:

          (i) Addington causing Addwest to have sufficient funds to pay down the Rothchilds Loan at Closing to not more than US $3,000,000 (and Addington being released at Closing from any further liability under its guarantee to Rothchilds);

          (ii) Addwest having no current or contractual liabilities other than those set out in paragraph 5 (and US $3 million to Rothchilds or other lender) on Dec. 15/95;

          (iii)Addwest carrying on all aspects of its business in the normal course, and without interruption until Dec. 15/95 including but not restricted to:

               A. any and all current and ongoing leases for equipment (aggregating approximately US $220,000) which are to be paid out in full,

               B. finishing at least 250 ft. of the "100 ft. lateral wall" as presently planned for, and

               C. increasing the present height of the tailings pond by 4 ft. to current engineered specifications.

8. The Deposit shall be non-refundable and be forfeited by 422390 in the event that 442390 fails to consummate the purchase of the shares of Addwest from Addington on or prior to Dec. 15/95 other than due to the failure of Addington and/or Addwest to satisfy the conditions specified herein.

9. We acknowledge we have had the opportunity to complete such due diligence investigation of Addwest, its business, assets, liabilities and prospects as we have determined to be necessary or appropriate and to ask such questions of management of Addwest and Addington as we desire, and such investigation has been completed. Other than as expressly set forth in this letter, there are no governmental or third party consents or approvals necessary for 422390 to consummate the transactions contemplated hereby.

10. This agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed wholly within such state. For the purpose of assuring that Addington may enforce its rights hereunder 422390 hereby irrevocably:

     (a) agrees that any legal or equitable action, suit or proceeding against it arising out of or relating to this letter or any transaction contemplated hereby may be instituted in any state or federal court in the City and County of Denver, State of Colorado;

     (b) waives any objection which it may now or hereafter have to the venue of any such action, suit or proceeding or any claim of forum non conveniens;

     (c) submits itself to the non-exclusive jurisdiction of any such state or federal court for purposes of any such action, suit or proceeding; and

     (d) waives any immunity from jurisdiction to which it might otherwise be entitled in any such action, suits or proceeding which might be instituted in any state or federal court, and waives any immunity from the maintaining of any action against it to enforce in any such state or federal court or elsewhere, any judgment for money obtained in any such action, suit or proceeding and, to the extent permitted by applicable law, any immunity from execution.

11. This offer is open for acceptance until 12:00 Noon PST Wednesday, November 1, 1995.

12. If the offer as set out above is acceptable to you and your Board kindly indicate so by signing the enclosed copy of this letter and returning same to the writer at the above address. Upon receipt of same we will forthwith deliver the Deposit by wire transfer to Schulte Roth & Zabel, being the sum of US $600,000, in trust for Addington (such amount to be released to Addington upon our receipt of all of the issued and outstanding shares of Addwest free and clear of all encumbrances), whereupon this letter shall be a binding agreement between Addington and 422390.


Yours very truly,

GEORGE DAVIS & COMPANY                  422390 B.C. LTD. by its
                                        authorized signatory



  /s/ George Davis                         /s/ George Davis
George Davis                            George Davis



c.c. Stuart Freedman
     Howard Birkowitz
     Brian Fraser
     James R. Houston, Jr.
     Charles Williams











                                        ACCEPTED & AGREED TO this 1st
                                        day of November 1995.



                                          /s/ Kirby Taylor
                                        Kirby Taylor, President
                                        Addington Resources, Inc.